UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2025

Zynex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-38804	90-0275169
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

9655 Maroon Circle, Englewood, CO 80112

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:   (800) 495-6670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

d
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZYXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01Changes in Registrant’s Certifying Accountant

On March 26, 2025, Zynex, Inc. (the “Company”) was notified by Marcum LLP (“Marcum”) that Marcum resigned as the Company’s independent registered accounting firm. On November 1, 2024, CBIZ CPAs P.C. (“CBIZ”) acquired the attest business of Marcum. On March 26, 2025, following the approval of the Audit Committee of the Company’s Board of Directors, CBIZ was engaged, effective immediately, as the Company’s independent registered public accounting firm for the year ended December 31, 2025.

The reports of Marcum regarding the Company’s financial statements for the years ended December 31, 2024 and December 31, 2023, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2024 and December 31, 2023, and through March 26, 2025, the date of Marcum’s resignation, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to such disagreement in its report and (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except for:

●	The material weakness in the Company’s internal control over financial reporting as reported in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the years ended December 31, 2024 and 2023, as filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2025 and March 12, 2024, respectively, related to Information Technology General Controls (“ITGCs”) that were not designed and operating effectively.
●	The material weakness in the Company’s internal control over financial reporting as initially reported in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 12, 2024, related to a material weakness in the design and operating effectiveness around the valuation of certain accounts receivables. In 2024, the Company completed the redesign of the failed controls over the valuation of certain accounts receivable and performed the necessary design walkthroughs and testing. The Company concluded the redesigned control was designed and operated as intended for the year ended December 31, 2024.

The above reportable events were discussed between the Audit Committee and Marcum. Marcum has been authorized by the Company to respond fully to the inquiries of CBIZ, the successor independent registered public accounting firm, concerning these reportable events.

During the years ended December 31, 2024 and December 31, 2023, and through March 26, 2025, the date Marcum informed the Company of their resignation, neither the Company nor anyone on the Company’s behalf consulted with CBIZ regarding (i) the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by CBIZ on the Company’s financial statements, and CBIZ did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), as that term is described in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Marcum with a copy of this Current Report on Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (the “SEC”) and requested that Marcum furnish the Company with a letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether it agrees with the above statements made by us in response to Item 304(a) of Regulation S-K and, if it does not agree, the respects in which it does not agree, as required under Item 304(a)(3) of Regulation S-K. A copy of Marcum’s letter, dated March 27, 2025, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(d)       Exhibits

Exhibit No.Description

16.1Letter from Marcum LLP to the Securities and Exchange Commission dated March 27, 2025.

104Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 27, 2025ZYNEX, INC.

/s/ Dan Moorhead____________________________

Dan Moorhead

Chief Financial Officer